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                                                                     EXHIBIT 23

                  [VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]


                         INDEPENDENT AUDITORS' CONSENT


Board of Directors and Shareholders
VIB Corp
El Centro, California


We consent to the incorporation by reference in the Prospectus constituting part of The Registration Statement of VIB Corp on Form S-8, registration number 333-50701, of our report dated January 13, 1999, on our audit of the consolidated balance sheets of VIB Corp as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in the 1998 Annual Report on Form 10-K.

We also consent to the incorporation by reference in the Prospectus constituting part of The Registration Statement of VIB Corp on Form S-4, registration number 333-43021, of our report dated January 13, 1999, on our audit of the consolidated balance sheets of VIB Corp as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in the 1998 Annual Report on Form 10-K.


                                      /s/ Vavrinek, Trine, Day & Co., LLP


March 16, 1999
Laguna Hills, California